Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) dated this 4th day of January 2005, between HWI PARTNERS, L.P., (“Landlord”) and NUTRISYSTEM, INC (“Tenant”).

BACKGROUND

A. Landlord and Tenant are parties to that certain Lease dated December, 1997, (the “Original Lease”) between Landlord’s Predecessor-in-interest, Teachers Pennsylvania Realty, Inc. and Tenant, as amended by (i) a certain First Amendment to Agreement of Lease dated as of October 28, 1999 (the “First Amendment”), between Landlord (Teachers Insurance and Annuity Association, “TIAA”, succeeded the interest of Teachers Pennsylvania Realty, Inc. as landlord under the Lease) and Tenant and (ii) a certain Second Amendment To Lease dated September 23, 2003 (the “Second Amendment”), between Landlord and Tenant. TIAA assigned its rights and interests as Landlord under the Lease to Landlord February 22, 2003. The Original Lease, the First Amendment, and the Second Amendment are referred to collectively herein as the “Lease”. The Lease covers a portion of the Building, (such building and tax parcel(s) upon which such building is located being hereafter referred to as the “Building”) known as 200 Welsh Road, Horsham Township, Montgomery County, Pennsylvania, consisting of an area deemed to contain 87,758 square feet of rentable floor area in the Building, as more particularly described in the Lease (the “Premises”), The term of the Lease is currently scheduled to expire at the end of the day on November 30,2009.

B. Landlord and Tenant desire to expand the Premises subject to and in accordance with the terms and provisions of this Amendment.

AMENDMENT

For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by Landlord and Tenant, intending to be legally bound hereby, agree as follows:

1. Premises. On or before February 1, 2005, Tenant will expand and occupy an additional 9,902 rsf of office space on the second floor in the Building thereby increasing the size of the Premises to include 31,760 square feet of office space and 65,900 square feet of warehouse space for a total Premise of 97,660 square feet.

2. Rent. The provisions of the Lease notwithstanding, as of February 1, 2005 (“Effective Date”), Tenant’s Minimum Rent obligation per month shall be adjusted as follows:

	OFFICE		WAREHOUSE
Lease Period	RSF	$/sf NNN	RSF	$/sf NNN	Rent/Mo	Rent/Yr
2/1/05-11/30/05	31,760	$10.38	65,900	$5.15	$55,754.48	$669,053.80
12/1/05-11/31/06	31,760	$11.26	65,900	$5.30	$58,907.30	$706,887.60
12/1/06-11/31/07	31,760	$12.14	65,900	$5.46	$62,115.03	$745,380.40
12/1/07-11/31/08	31,760	$13.04	65,900	$5.63	$65,430.62	$785,167.40
12/1/08-11/31/09	31,760	$13.91	65,900	$5.80	$68,666.80	$824,001.60

3.	Additional Rent. Tenant shall continue to pay during the Term of the Lease all additional rent and other charges payable by the tenant under the Lease, in accordance with the terms of the Lease. Tenant’s Additional Rent shall be calculated using Tenant’s new square footage in the Building and an increased pro-rata share of 64.17% (97,660sf/l 52,184sf).

4. Tenant Improvements. The cost to construct any and all interior improvements to Tenant’s Premises, including stairwells, hallways, toilet rooms, and elevator, will be the sole responsibility of the Tenant.

5. Brokers. Tenant represents and warrants to Landlord that no broker, finder or other intermediary, except for The Flynn Company (“Broker”), has acted in this matter on behalf of Tenant so as to be entitled to a commission. Tenant agrees to indemnify, defend and save and hold harmless Landlord, of from and against any and all loss, cost, expense, damage or liability (including attorney’s fees and costs) paid or incurred by Landlord should the foregoing representation by Tenant be untrue in any respect.

6. Effect of this Amendment. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first day and year first above written.

LANDLORD:

HWI PARTNERS, LP

By:	/S/ Andrew L. Hicks
Name:	Andrew L. Hicks
Title:	General Partner

TENANT:

NUTRISYSTEM, INC

By:	/S/ James D. Brown
Name:	James D. Brown
Title:	Executive Vice President, Administration, and Chief Financial Officer